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                                   EXHIBIT 12.2

                           Subsidiaries of Registrant

                                         JURISDICTION OF INCORPORATION OR
SUBSIDIARY                               ORGANIZATION
----------                               ------------
FUTUREONE, INC.                          Arizona
OPEC CORP.                               Colorado
Ubiquity Design, LLC                     Arizona
NETWORLD.COM, INC.(1)                    Arizona
Abcon, Inc.                              Arizona
Progressive Media LLC                    Arizona
Amcom LLC                                Colorado


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(1) NETWORLD.COM, INC. is a wholly owned subsidiary of FUTUREONE, INC., an
Arizona corporation.